Exhibit 99.1

For Immediate Release	Press Release

Contact:	Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-287-7895
Fax: 919-313-5615
Email: investorrelations@cree.com

Cree Reports Record Revenue and Net Income for the Fourth Quarter and Fiscal Year 2010

Annual Revenue increased 53% to $867 Million
Annual Net Income increased 402% to $152 Million

DURHAM, N.C., August 10, 2010 – Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced record revenue of $264.6 million for its fourth quarter of fiscal 2010, ended June 27, 2010.  This represents a 79% increase compared to revenue of $148.1 million reported for the fourth fiscal quarter last year and a 13% increase compared to the third quarter of fiscal 2010.  GAAP net income for the fourth quarter increased 445% year-over-year to $52.8 million, or $0.48 per diluted share, compared to GAAP net income of $9.7 million, or $0.11 per diluted share, for the fourth quarter of fiscal 2009. On a non-GAAP basis, net income for the fourth quarter of fiscal 2010 increased 268% year-over-year to $60.1 million, or $0.55 per diluted share, compared to non-GAAP net income for the fourth quarter of fiscal 2009 of $16.3 million or $0.18 per diluted share.

For fiscal year 2010, Cree reported revenue of $867.3 million, which represents a 53% increase compared to revenue of $567.3 million for fiscal 2009.  GAAP net income increased 402% to $152.3 million, or $1.45 per diluted share, compared to $30.3 million, or $0.34 per diluted share for fiscal 2009.  On a non-GAAP basis, net income for fiscal year 2010 increased 203% to $179.2 million, or $1.71 per diluted share, compared to $59.2 million, or $0.66 per diluted share, for fiscal 2009.  Cree generated $250.6 million of operating cash flow and $81.9 million of free cash flow (cash flow from operations less capital expenditures) during fiscal 2010.

“Fiscal 2010 was a great year for Cree and the LED lighting revolution,” stated Chuck Swoboda, Cree Chairman and CEO.  “We made good progress building momentum in our business and delivering on our four key objectives for the fiscal year.  Entering fiscal 2011, we are focused on extending our leadership position while we build the scale, cost structure and channels to win in the market.”

Q4 2010 Financial Metrics:

	Fourth Quarter (in thousands, except per share amounts and percentages)

	2010	2009	Change
Net revenue	$264,599	$148,110	$116,489	79%
GAAP
Gross Margin	49.5%	39.6%
Operating Margin	25.9%	7.7%
Net Income	$52,848	$9,695	$43,153	445%
Earnings per diluted share	$ 0.48	$ 0.11	$ 0.37	348%
Non-GAAP
Gross Margin	49.9%	40.3%
Operating Margin	29.6%	14.1%
Net Income	$60,120	$16,336	$43,784	268%
Earnings per diluted share	$ 0.55	$ 0.18	$ 0.37	202%

»	Cash and investments increased $75.4 million from Q3 of fiscal 2010 to $1,066.4 million.

»
Cash flow from operations was $94.9 million.  Free cash flow (cash flow from operations less capital expenditures) was $54.2 million as we spent $40.8 million on capital expenditures to support our capacity expansion.

»	Accounts receivable (net) decreased $8.3 million from Q3 of fiscal 2010 to $117.5 million, resulting in days sales outstanding of 40, a decrease of 8 days from Q3 of fiscal 2010.

»	Inventory (net) increased $5.2 million from Q3 of fiscal 2010 to $112.2 million and represents 76 days of inventory, a decrease of 3 days from Q3 of fiscal 2010.

Recent Business Highlights:

»	Signed a comprehensive, worldwide patent cross-license agreement with Philips designed to further accelerate the growth of the LED lighting market

»	Set a new standard for LED fixtures by extending the warranty on Cree’s family of fixture products to five years

»	Announced the Cree LR6-DR1000 downlight, a high-output six-inch downlight that features Cree TrueWhite® Technology and delivers 70 percent more light than the original LR6TM downlight

»	Announced the Cree LR24HE troffer, a new LED-based troffer that features Cree TrueWhite Technology and is the first indoor fixture known to deliver more than 100 lumens per Watt fixture efficacy

Business Outlook:

For its first quarter of fiscal 2011 ending September 26, 2010, Cree targets revenue in a range of $270 million to $280 million with GAAP net income of $52 million to $56 million, or $0.48 to $0.51 per diluted share.  Non-GAAP net income is targeted to increase quarter-over-quarter to a range of $62 million to $65 million, or $0.56 to $0.59 per diluted share, based on an estimated 110.2 million diluted weighted average shares.  Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.02 per diluted share, and stock-based compensation expense of $0.06 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal fourth quarter 2010 results and the fiscal first quarter 2011 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree’s website at www.cree.com and go to “Investor Relations — Overview” for webcast details. The call will be archived and available on the website through August 24, 2010.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree’s website, under “Financial Metrics”, “Quarter ending June 27, 2010”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and setting the stage to obsolete the incandescent light bulb through the use of energy-efficient, environmentally friendly LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor solutions for backlighting, wireless and power applications.

Cree’s product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and radio-frequency/wireless devices. Cree solutions are driving improvements in applications such as general illumination, electronic signs and signals, variable-speed motors and wireless communications.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis.  The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results.  By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends.  Cree’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release.  Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP.  Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including risks associated with the ramp-up of production of our new products, as well as production at our new Huizhou facility; the risk that, due to the complexity of our manufacturing processes, we may experience production delays that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; ongoing uncertainty in global economic conditions that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments, in response to tight credit and negative financial news; our ability to complete development and commercialization of products under development, such as our pipeline of brighter LED chips, LED components and LED lighting products; our ability to lower costs; increasing price competition in key markets; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 28, 2009, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo and TrueWhite are registered trademarks, and CR6, Cree TrueWhite, LR6 and LR24 are trademarks, of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Year Ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
	(Unaudited)		(Unaudited)

Revenue, net	$264,599	$148,110	$867,287	$567,255

Cost of revenue, net	133,546	89,414	456,180	355,349

Gross profit	131,053	58,696	411,107	211,906
Gross margin percentage	49.5%	39.6%	47.4%	37.4%

Operating expenses:
Research and development	21,542	18,576	81,407	71,363
Sales, general and administrative	37,493	21,125	115,601	86,929
Amortization of acquisition related intangibles	3,045	4,062	12,180	16,248
Loss on disposal or impairment of long-lived assets	452	3,471	4,141	6,776
Total operating expenses	62,532	47,234	213,329	181,316

Operating income	68,521	11,462	197,778	30,590
Operating income percentage	25.9%	7.7%	22.8%	5.4%

Non-operating income:
Gain on sale of investments, net	-	-	1	78
Interest and other non-operating income, net	1,822	1,650	7,693	8,999
Income from operations before income taxes	70,343	13,112	205,472	39,667

Income tax expense	17,495	3,277	53,182	9,017
Income from continuing operations	$52,848	$9,835	$152,290	$30,650

(Loss) income from discontinued operations, net of related tax effect	-	(140)	-	(325)
Net income	$52,848	$9,695	$152,290	$30,325

Diluted earnings per share:
Income from continuing operations	$0.48	$0.11	$1.45	$0.34
(Loss) income from discontinued operations	$-	$-	$-	$-
Net income	$0.48	$0.11	$1.45	$0.34

Weighted average shares of common
stock outstanding, diluted	109,558	89,983	104,698	89,081

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 27, 2010	June 28, 2009
	(Unaudited)
Assets:
Current assets:
Cash, cash equivalents and short term investments	$1,066,405	$417,653
Accounts receivable, net	117,535	103,035
Inventories	112,241	78,841
Income taxes receivable	-	1,526
Deferred income taxes	18,823	10,022
Prepaid expenses and other current assets	40,159	18,359
Total current assets	1,355,163	629,436

Property and equipment, net	419,726	320,110
Long-term investments	-	29,557
Intangible assets, net	106,109	113,328
Goodwill	313,019	304,791
Other assets	5,159	7,345
Total assets	$2,199,176	$1,404,567

Liabilities and Shareholders' Equity:
Current liabilities:
Accounts payable, trade	$63,826	$38,770
Accrued salaries and wages	26,247	16,732
Income taxes payable	14,375	8,139
Deferred income taxes	-	122
Other current liabilities	15,643	7,868
Contingent payment due related to COTCO acquisition	-	57,050
Total current liabilities	120,091	128,681

Long-term liabilities:
Deferred income taxes	39,398	42,752
Other long-term liabilities	11,639	8,386
Total long-term liabilities	51,037	51,138

Shareholders' Equity:
Common stock	135	112
Additional paid-in-capital	1,507,435	857,383
Accumulated other comprehensive income, net of taxes	12,171	11,236
Retained earnings	508,307	356,017
Total shareholders' equity	2,028,048	1,224,748
Total liabilities and shareholders' equity	$2,199,176	$1,404,567

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company’s consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, and free cash flow.

Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included with this press release.

These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree’s results of operations in conjunction with the corresponding GAAP measures.

Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures,  enhance investors’ and management’s overall understanding of the company’s current financial performance and the company’s prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company’s financial reporting.

For its internal budgeting process, and as discussed further below, Cree’s management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing. Cree’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company’s financial results.

As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:

Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.

Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree’s prior acquisitions and have no direct correlation to the current operating results of Cree’s business.

Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.

Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.

In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree’s business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company’s cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009

GAAP Gross Profit	$131,053	$58,696	$411,107	$211,906
GAAP Gross Margin	49.5%	39.6%	47.4%	37.4%
Adjustment:
Stock-based compensation expense	1,067	1,052	3,091	4,250
Non-GAAP Gross Profit	$132,120	$59,748	$414,198	$216,156
Non-GAAP Gross Margin	49.9%	40.3%	47.8%	38.1%

	Three Months Ended		Year ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009

GAAP operating income	$68,521	$11,462	$197,778	$30,590
GAAP operating income percentage	25.9%	7.7%	22.8%	5.4%
Adjustments:
Stock-based compensation expense	6,635	5,320	24,067	21,112
Amortization of acquisition-related intangible assets	3,045	4,062	12,180	16,248
Total adjustments to GAAP operating income	9,680	9,382	36,247	37,360
Non-GAAP operating income	78,201	20,844	234,025	67,950
Non-GAAP operating income percentage	29.6%	14.1%	27.0%	12.0%

	Three Months Ended		Year ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009

GAAP net income	$52,848	$9,695	$152,290	$30,325
Adjustments:
Stock-based compensation expense	6,635	5,320	24,067	21,112
Amortization of acquisition-related intangible assets	3,045	4,062	12,180	16,248
Total adjustments to GAAP income before provision
for income taxes	9,680	9,382	36,247	37,360
Income tax effect	(2,408)	(2,741)	(9,382)	(8,493)
Non-GAAP net income	60,120	16,336	179,155	59,192
Diluted net income per share:
GAAP net income	$0.48	$0.11	$1.45	$0.34
Non-GAAP	$0.55	$0.18	$1.71	$0.66
Shares used in diluted net income per share calculation:
GAAP net income	109,558	89,983	104,698	89,081
Non-GAAP	109,558	89,983	104,698	89,081

	Three Months Ended		Year ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Free Cash Flows
Cash flow from operations	$94,938	$43,010	$250,569	$177,919
Less: PP&E CapEx spending	40,786	14,689	168,624	55,283
Total Free Cash Flows	$54,152	$28,321	$81,945	$122,636

CREE, INC.
Additional Financial Information
(in thousands)
(Unaudited)

	Three Months Ended		Year ended
	June 27, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Stock-Based Compensation Expense
Cost of sales	$1,067	$1,052	$3,091	$4,250

Research and development	1,452	1,172	5,040	5,267
Sales, general and administrative	4,116	3,096	15,936	11,595
Total stock-based compensation in operating expense	5,568	4,268	20,976	16,862

Total Stock-Based Compensation Expense	$6,635	$5,320	$24,067	$21,112

	June 27, 2010	June 28, 2009
Cash, Cash Equivalents and Investments
Cash and cash equivalents	$397,431	$290,154
Short term investments	668,974	127,499
Long term investments	-	29,557
Total Cash, Cash Equivalents and Investments	$1,066,405	$447,210